Exhibit 10.1

SHARE EXCHANGE AGREEMENT

This Share Exchange Agreement (the “Agreement”), dated as of the 12th day of August, 2021, by and between PhoneBrasil International Inc., a New Jersey corporation (“PhoneBrasil”), Mikab Corporation (“Mikab”); the shareholders of Mikab who execute this Agreement (collectively, the “Shareholders”) and DR Shell LLC (“DR”) solely for the purposes of Sections 9.02, 9.03 and 9.04:

A. As of the date of this Agreement, PhoneBrasil has authorized capital stock of 310,000,000 shares consisting of 300,000,000 shares of Common Stock, $0.000001 par value per share (“PhoneBrasil Common Stock”), of which such shares, 29,034,000 shares are issued and outstanding, and 10,000,000 shares of preferred stock par value $0.000001 per share, “PhoneBrasil Preferred Stock”, all of which are issued and outstanding;

B. Mikab is a privately-held corporation organized under the laws of New Jersey. As of the date of this Agreement, Mikab has authorized capital stock of 30,000 shares of authorized capital stock , without par value per share, with 1,000 designated as voting stock with 200 shares outstanding and 29,000 shares designated as non-voting stock with 19,800 shares outstanding. As of the date of this Agreement, all shares of Mikab capital stock are owned of record and/or beneficially by the Shareholders as reflected on Schedule 1.01;

C.  Prior to the Closing, Novation Enterprises, LLC (“Novation”) shall have entered into a Business Development Agreement with Mikab in exchange for common stock of Mikab; and

D. The Board of Directors of PhoneBrasil has agreed to issue shares of PhoneBrasil Preferred Stock to the Shareholders, pursuant to the terms and conditions set forth in this Agreement.

NOW, THEREFORE, the parties hereto agree as follows:

ARTICLE 1

SHARE EXCHANGE

1.01  Exchange by the Shareholders. Each Shareholder shall sell, transfer, convey, assign and deliver to PhoneBrasil all of the capital stock of Mikab owned by such Shareholder, (the “Mikab Shares”) free and clear of all liens, encumbrances, easements, security interests or similar interests in exchange for 94.2% of the outstanding PhoneBrasil Common Stock on an as converted basis which shall be issued to the Shareholders in two tranches. At the Closing the first tranche of 9,000,000 shares of PhoneBrasil Preferred Stock shall be issued to the Shareholders such that immediately following the Closing the Shareholders will own approximately 82.1 % of the issued and outstanding PhoneBrasil Common Stock on an as converted basis. The number of shares and the names of each Shareholder are reflected on Schedule 1.01 attached hereto. The second tranche representing the additional 12.1% of the outstanding PhoneBrasil Common Stock on an as converted basis (the “Second Tranche”) shall be issued to the Shareholders immediately following the consummation of the earlier of (i) a 1 for 100 reverse stock split of the PhoneBrasil Common Stock or (ii) an increase in the number of authorized shares of PhoneBrasil Common Stock to 1,650,000,000 shares. The 9,000,000 Shares of PhoneBrasil Preferred Stock will be represented by stock certificates of PhoneBrasil Preferred Stock which shall be issued to the Shareholders or their designees at the Closing. Pursuant to Section 9.02 below, if the Shareholders have not received the Second Tranche within six months following the Closing Date, the Shareholders shall receive additional shares of PhoneBrasil Preferred Stock in amounts as reflected on Schedule 1.01 so that they will own 94.2% of outstanding PhoneBrasil Common Stock on an as converted basis assuming no additional shares of PhoneBrasil Common Stock or Common Stock equivalents are issued and no Shareholder sells or otherwise transfers any shares. The shares of Preferred Stock, Series A or Common Stock to be issued to the Shareholders is reflected on Schedule 1.01. The Company expects that it shall file an Amended and Restated Certificate of Incorporation with the New Jersey Secretary of State on or after August 27, 2021 and immediately thereafter file a Certificate of Designation to create 3,094,504 shares of Series A Convertible Preferred Stock (the “Series A”). At such time as the Series A is authorized, the Shareholders and DR shall exchange their Preferred Stock for Series A as reflected on Schedule 1.01.

The Shareholders and DR acknowledge that the 94.2% number does not give effect to the issuance of Warrants to purchase 86,000 shares of common stock of the Company which gives effect to a proposed 1-for-100 reverse stock split. The Warrants were issued as partial consideration for $430,000 of loans made to a Mikab subsidiary beginning May 27, 2021.

1.02 Tax Structure. The Exchange of Mikab capital stock for PhoneBrasil Preferred Stock is intended to constitute a reorganization within the meaning of the Internal Revenue Code of 1986, as amended (the “Code”), or such other tax free reorganization or restructuring provisions as may be available under the Code.

ARTICLE 2

THE CLOSING

2.01 Subject to the terms and conditions herein, the consummation of the transactions contemplated by this Agreement (the “Closing”) shall take place on or before July 31, 2021 by email, or at such place or date and time as may be agreed to in writing by the parties hereto, at the earliest practicable time after satisfaction or waiver of the conditions hereof (the “Closing Date”).

2.02 The following conditions are a part of this Agreement and must be completed on or as of the Closing Date, or such other date specified by the parties:

(a) At the Closing, the Board of Directors of PhoneBrasil shall, subject to compliance with Rule 14f-1 under the Securities Exchange Act of 1934 (the “Exchange Act”), fix the number of directors of PhoneBrasil at five and shall appoint the following as members of the Board of Directors: (i) four individuals designated by Mikab, and (ii) one individual designated by PhoneBrasil.

(b) At the Closing, the PhoneBrasil Preferred Stock shall be issued to the Shareholders or their designees.

(c) Reserved.

(d) Pending compliance with Rule 14f-1, P. Kelley Dunne shall be appointed a director of PhoneBrasil effective upon the Closing.

(e) Immediately prior to the Closing, the sole officer of PhoneBrasil shall resign as the sole officer of PhoneBrasil, and appoint P. Kelley Dunne and Brian Weis as PhoneBrasil’s Chief Executive Officer and Chief Operating Officer, respectively, as well as such other officers as Mikab shall designate.

(f) Prior to the Closing, PhoneBrasil shall have obtained consent of the Board of Directors to (i) consummate the transactions contemplated by this Agreement, and (ii) assume any outstanding Mikab options and Warrants as reflected on Schedule 2.02

(g) Mikab shall have delivered to PhoneBrasil its financial statements for the years ended December 31, 2020 and 2019, which shall have been audited in compliance with generally accepted accounting principles in the U.S. (“U.S. GAAP”) and the rules of the Securities and Exchange Commission (the “SEC”) and the Public Company Accounting Oversight Board, and unaudited financial statements for the three months ended March 31, 2021 and 2020.

(h) Mikab shall have entered into a Business Development Agreement with Novation.

(i) The transfer agent for PhoneBrasil or PhoneBrasil shall have issued the PhoneBrasil Preferred Stock for the Shareholders in book entry.

(j) The Form 8-K referred to Section 6.03(e) shall be substantially complete.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES OF PHONEBRASIL

PhoneBrasil, hereby represents and warrants to Mikab as follows, which representations are true and correct as of the date of this Agreement and will be true and correct as of the Closing Date, except as reflected on the numbered Disclosure Schedules:

3.01 Organization, Standing and Power. PhoneBrasil is a corporation duly organized, validly existing and in good standing under the laws of the State of New Jersey, has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted, and is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary.

3.02 Subsidiaries. PhoneBrasil does not own any subsidiaries.

3.03 Capital Structure.

(a) As of the date of this Agreement, PhoneBrasil has authorized capital stock of 310,000,000 shares consisting of 300,000,000 shares of common stock $0.000001 par value per share of which such shares, 29,034,000 shares are issued and outstanding, and 10,000,000 shares of preferred stock par value $0.000001 per share, all of which are issued and outstanding. Prior to the Closing, the holder of the PhoneBrasil Preferred Stock shall cause the holder to cancel 9,000,000 shares of PhoneBrasil Preferred Stock.

(b) The PhoneBrasil Preferred Stock to be issued pursuant to this Agreement shall be validly issued, fully paid and non-assessable and not subject to preemptive rights.

(c) There are no options, warrants, calls, agreements or other rights to purchase or otherwise acquire from PhoneBrasil at any time, or upon the happening of any stated event, any shares of the capital stock of PhoneBrasil whether or not presently issued or outstanding.

(d) Except as set forth on Schedule 3.03(d) hereto, there are no Affiliates (as defined in Rule 144(a)(1) under the Securities Act of 1933, including (i) owners of 5% or more of the shares of any class of PhoneBrasil or (ii) owners of any securities of PhoneBrasil, whether equity or debt, convertible into 5% or more of the shares of any class of PhoneBrasil capital stock.

(e) PhoneBrasil has provided Mikab a complete and accurate shareholder registry showing the names and addresses of all of its shareholders, including non-objecting beneficial owners, as of July 2, 2021.

3.04 Certificate of Incorporation, Bylaws, and Minute Books. The copies of the Certificate of Incorporation and of the Bylaws of PhoneBrasil which have been delivered to Mikab are true, correct and complete copies thereof. The minute books of PhoneBrasil, which has been made available for inspection, contain accurate minutes of all meetings and accurate consents in lieu of meetings of the Boards of Directors (and any committee thereof) and of the shareholders of PhoneBrasil since September 30, 2020 of each such entity and accurately reflects all transactions referred to in such minutes and consents in lieu of meetings.

3.05 Authority. PhoneBrasil has all requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by the Board of Directors of PhoneBrasil. No other corporate or shareholder proceedings on the part of PhoneBrasil are necessary to authorize the share exchange contemplated by this Agreement (the “Exchange”), or the other transactions contemplated hereby.

3.06 Conflict with Other Agreements; Approvals. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or the loss of a material benefit under, or the creation of a lien, pledge, security interest or other encumbrance on assets (any such conflict, violation, default, right of termination, cancellation or acceleration, loss or creation, a “violation”) pursuant to any provision of the Certificate of Incorporation or Bylaws or any organizational document of PhoneBrasil or, result in any violation of any loan or credit agreement, note, mortgage, indenture, lease, benefit plan or other agreement, obligation, instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to PhoneBrasil which violation is reasonably likely to have a material adverse effect on PhoneBrasil taken as a whole. No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign (a “Governmental Entity”) is required by or with respect to PhoneBrasil in connection with the execution and delivery of this Agreement by PhoneBrasil or the consummation by PhoneBrasil of the transactions contemplated hereby, except as contemplated by this Agreement or required under the Securities Act and applicable state securities laws.

3.07 Books and Records. PhoneBrasil has made and will make available for inspection by Mikab upon reasonable request all the books of PhoneBrasil relating to the business of PhoneBrasil. Such books of PhoneBrasil have been maintained in the ordinary course of business. All documents furnished or caused to be furnished to Mikab by PhoneBrasil are true and correct copies, and there are no amendments or modifications thereto except as set forth in such documents.

3.08 Compliance with Laws. PhoneBrasil is and has been in compliance in all material respects with all laws, regulations, rules, orders, judgments, decrees and other requirements and policies imposed by any Governmental Entity applicable to it, its properties or the operation of its businesses, including without limitation laws, regulations, rules, orders, judgments, decrees and other requirements and policies relating to Taxes, environmental protection, occupational health and safety, COVID-19, product quality and safety and employment and labor matters.

3.09 SEC Reports. As of the date hereof, PhoneBrasil is current in its filing obligations under the Exchange Act. All documents required to be filed as exhibits to PhoneBrasil’s reports filed under the Exchange Act (the “SEC Reports”) have been so filed, and all material contracts so filed as exhibits are in full force and effect, except those which have expired in accordance with their terms, and PhoneBrasil is not in material default with respect to such contracts. As of its respective filing date, each SEC Report compiled in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder and the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder. Each of the SEC Reports has complied in all material respects with the Exchange Act in effect as of their respective dates. None of the SEC Reports, as of their respective dates, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

3.10 Financial Statements. PhoneBrasil’s audited financial statements for the fiscal years ended December 31, 2020 and 2019 and the three months ended March 31, 2021 are part of the SEC Reports. The financial statements included in the SEC Reports comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with the U.S. generally accepted accounting principles (“GAAP”) (except, in the case of unaudited statements, as permitted by the rules and regulations of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the financial position of PhoneBrasil as of the dates thereof and the results of its operations and cash flows for the periods shown (subject, in the case of unaudited statements, to normal year-end audit adjustments). To PhoneBrasil’s knowledge, none of its filings with the SEC is the subject of an ongoing SEC review, inquiry or investigation, and there are no outstanding or unresolved SEC comments related to such filings.

3.11 Banks. PhoneBrasil has delivered to Mikab a true and complete list (in all material respects), as of the date of this Agreement, showing (a) the name of each bank in which PhoneBrasil has an account or safe deposit box, and (b) the names and addresses of all signatories.

3.12 Litigation. There is no suit, action or proceeding pending, or, to the knowledge of PhoneBrasil, threatened against or affecting PhoneBrasil which is reasonably likely to have a material adverse effect on PhoneBrasil, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against PhoneBrasil having, or which, insofar as reasonably can be foreseen, in the future could have, any such effect.

3.13 Employees. PhoneBrasil does not have any employees or consultant contracts or is in the process of acquiring any employees or consultant contracts.

3.14 Liens, Leases and Contracts. PhoneBrasil does not have any liens, encumbrances, easements, security interests or similar interests in or on any of its assets. PhoneBrasil does not have any leases (whether of real or personal property), contracts, promissory notes, mortgages, licenses, franchises, or other written agreements to which PhoneBrasil is a party, except any of said instruments which terminate or are cancelable without penalty.

3.15 Absence of Undisclosed Liabilities. Except as reflected in PhoneBrasil’s balance sheets contained in its SEC Reports PhoneBrasil does not have any liabilities of any nature, whether fixed, absolute, contingent or accrued, except PhoneBrasil has liabilities for attorneys’ fees arising in connection with this Agreement and liabilities arising in the ordinary course of business which are not material.

3.16 Absence of Changes. Since March 31, 2021 there has not been any material adverse change in the condition (financial or otherwise), assets, liabilities, earnings or business of PhoneBrasil.

3.17 Brokers and Finders. PhoneBrasil shall be solely responsible for payment to any broker or finder retained by PhoneBrasil for any brokerage fees, commissions or finders’ fees in connection with the transactions contemplated herein.

3.18 Valid Issuance of Securities. The PhoneBrasil Preferred Stock, when issued, sold and delivered in accordance with the terms of this Agreement for the consideration expressed herein, and the shares of PhoneBrasil Common Stock issuable upon conversion of the PhoneBrasil Preferred Stock (the “Conversion Shares”), if and when issued, will be duly and validly issued, fully paid and non-assessable, and will be free of restrictions on transfer other than restrictions on transfer under this Agreement and under applicable state and federal securities laws. The PhoneBrasil Preferred Stock outstanding immediately prior to the Closing has been validly issued, fully paid and non-assessable and has been sold in compliance with all applicable securities laws.

3.19 Tax Matters. Except as set forth on Schedule 3.19, PhoneBrasil has filed all Tax Returns that it was required to file, and has paid all Taxes shown thereon as owing. No claim has ever been made by an authority in a jurisdiction where PhoneBrasil does not file Tax Returns that it is or may be subject to taxation by that jurisdiction.

(a) PhoneBrasil has timely filed, or has caused to be timely filed on its behalf, all Tax Returns required to be filed by it, and all such Tax Returns are true, complete and accurate. All Taxes shown to be due on such Tax Returns, or otherwise owed, has been timely paid. PhoneBrasil has furnished to Mikab true and correct copies of its most recent Tax Returns.

(b) The most recent financial statements contained in the SEC Reports reflect an adequate reserve for all Taxes payable by PhoneBrasil (in addition to any reserve for deferred Taxes to reflect timing differences between book and Tax items) for all taxable periods and portions thereof through the date of such financial statements. No deficiency with respect to any Taxes has been proposed, asserted or assessed against PhoneBrasil, and no requests for waivers of the time to assess any such Taxes are pending.

(c) There are no liens for Taxes (other than for current Taxes not yet due and payable) on the assets of PhoneBrasil. PhoneBrasil is not bound by any agreement with respect to Taxes.

(d) For purposes of this Agreement:

“Taxes” includes all forms of taxation, whenever created or imposed, and whether of the United States or elsewhere, and whether imposed by a local, municipal, governmental, state, foreign, federal or other Governmental Entity, or in connection with any agreement with respect to Taxes, including all interest, penalties and additions imposed with respect to such amounts.

“Tax Return” means all federal, state, local, provincial and foreign Tax returns, declarations, statements, reports, schedules, forms and information returns and any amended Tax return relating to Taxes.

3.20 Shell Company Status. PhoneBrasil is a “shell company” as defined under Rule 405 of the Securities Act and is not engaged in any operations and has no material assets or liabilities.

3.21 Bad Actors. Except as set forth on Schedule 3.21, neither PhoneBrasil nor any of its Affiliates:

(a) Is subject to a final order of a state securities commission (or an agency of a state performing similar functions); a state authority that supervises or examines banks, savings associations, or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the U.S. Commodity Futures Trading Commission; or the National Credit Union administration that:

(i) At the time of such sale, bars the person from:

(1)	Association with an entity regulated by such commission, authority, agency, or officer; or

(2)	Engaging in the business of securities, insurance or banking; or

(3)	Engaging in savings association or credit union activities; or

(ii) Constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative, or deceptive conduct entered within ten years before such sale;

(b) Is subject to an order of the Commission entered pursuant to section 15(b) or 15B(c) of the Securities Exchange Act of 1934 (15 U.S.C. 78o(b) or 78o-4(c)) or section 203(e) or (f) of the Investment Advisers Act of 1940 (15 U.S.C. 80b-3(e) or (f)) that, at the time of such sale:

(i) Suspends or revokes such person's registration as a broker, dealer, municipal securities dealer or investment adviser;

(ii) Places limitations on the activities, functions or operations of such person; or

(iii) Bars such person from being associated with any entity or from participating in the offering of any penny stock;

(c) (i) Has been convicted, within ten years before such sale (or five years, in the case of issuers, their predecessors and affiliated issuers), of any felony or misdemeanor:

(ii) In connection with the purchase or sale of any security;

(iii) Involving the making of any false filing with the Commission; or

(iv) Arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser or paid solicitor of purchasers of securities;

(d) For the past five years been convicted of a felony or been the subject of a filing in bankruptcy or filed a petition in bankruptcy, or made a general assignment for the benefit of creditors; or been an officer, director or principal of any entity which filed a petition in bankruptcy, was reorganized in bankruptcy, or made a general assignment for the benefit of creditors. Is subject to any order of the Commission entered within five years before such sale that, at the time of such sale, orders the person to cease and desist from committing or causing a violation or future violation of:

(i) Any scienter-based anti-fraud provision of the federal securities laws, including without limitation section 17(a)(1) of the Securities Act of 1933 (15 U.S.C. 77q(a)(1)), section 10(b) of the Securities Exchange Act of 1934 (15 U.S.C. 78j(b)) and 17 CFR 240.10b-5, section 15(c)(1) of the Securities Exchange Act of 1934 (15 U.S.C. 78o(c)(1)) and section 206(1) of the Investment Advisers Act of 1940 (15 U.S.C. 80b-6(1)), or any other rule or regulation thereunder; or

(ii) Section 5 of the Securities Act of 1933 (15 U.S.C. 77e).

(e) Is suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade;

(f) Has filed (as a registrant or issuer), or was or was named as an underwriter in, any registration statement or Regulation A offering statement filed with the Commission that, within five years before such sale, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is, at the time of such sale, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued; or

(g) Is subject to a United States Postal Service false representation order entered within five years before such sale, or is, at the time of such sale, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations.

3.22 Insurance. Schedule 3.22 contains a true, correct and complete list of all insurance policies pursuant to which PhoneBrasil is insured. All of PhoneBrasil’s insurance policies are fully paid in accordance with their terms. There are no pending claims under such insurance policies. PhoneBrasil has not failed to give any material notice or present any material claim under any such policy in a due and timely fashion. There are no outstanding unpaid claims by PhoneBrasil under any such policy. PhoneBrasil has not received a notice of cancellation or non-renewal of any such policy.

3.23 Effect of Mikab’s Knowledge. Notwithstanding anything contained herein to the contrary, PhoneBrasil shall not have (a) any liability for any breach of or inaccuracy in any representation or warranty made by PhoneBrasil to the extent that Mikab, any of its Affiliates or any of its or their respective officers, employees, counsel or other representatives (i) had knowledge at or before the Closing of the facts as a result of which such representation or warranty was breached or inaccurate or (ii) was provided access to, at or before the Closing, a document disclosing such facts; or (b) any liability after the Closing for any breach of or failure to perform before the Closing any covenant or obligation of PhoneBrasil to the extent that Mikab, or its Affiliates or any of its or their respective officers, employees, counsel or other representatives (i) had knowledge at or before the Closing of such breach or failure or (ii) was provided access to, at or before the Closing, a document disclosing such breach or failure.

3.24 Full Disclosure. The representations and warranties of PhoneBrasil contained in this Agreement (and in any schedule, exhibit, certificate or other instrument to be delivered under this Agreement) are true and correct in all material respects, and such representations and warranties do not omit any material fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading. There is no fact of which PhoneBrasil has knowledge that has not been disclosed to Mikab pursuant to this Agreement, including the schedules hereto, all taken together as a whole, which has had or could reasonably be expected to have a material adverse effect on PhoneBrasil, or Mikab or materially adversely affect the ability of PhoneBrasil to consummate in a timely manner the transactions contemplated hereby.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES OF

MIKAB

Mikab, hereby represents and warrants to PhoneBrasil as follows which representations are true and correct as of the date of this Agreement and will be true and correct as of the Closing Date:

4.01 Organization, Standing and Power. Mikab is a corporation duly organized, validly existing and in good standing under the laws of the State of New Jersey, has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted, and is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary.

4.02 Subsidiaries. All of the direct and indirect subsidiaries of Mikab are set forth on Schedule 4.02. Mikab owns, directly or indirectly, all of the capital stock or other equity interests of each such subsidiary free and clear of any Encumbrance (as defined below), and all of the issued and outstanding shares of capital stock of each subsidiary are validly issued and are fully paid, non-assessable and free of pre-emptive and similar rights to subscribe for or purchase securities. Each of Mikab’s subsidiaries is an entity duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and has the power and authority to own and use its properties and assets and to carry on its business as currently conducted.

4.03 Capital Structure. The capitalization of Mikab is as stated in the recitals hereto.  All outstanding shares of Mikab capital stock are validly issued, fully paid and non-assessable and not subject to preemptive rights or other restrictions on transfer. All of the issued and outstanding shares of Mikab capital stock were issued in compliance with all applicable securities laws. Except as set forth on Schedule 4.03, herein, there are no shares of Mikab capital stock issuable under outstanding options, convertible notes, warrants and other derivative securities, instruments convertible into or exercisable for, or other rights to purchase or otherwise acquire from Mikab, shares of Mikab capital stock.

4.04 Articles of Incorporation, Bylaws, and Minute Books. The copies of the Certificate of Incorporation and of the Bylaws of Mikab which have been delivered to PhoneBrasil are true, correct and complete copies thereof. The minute book of Mikab, which has been made available for inspection, contains accurate minutes of all meetings and accurate consents in lieu of meetings of the Board of Directors (and any committee thereof) and of the shareholders of Mikab since the date of incorporation and accurately reflects all transactions referred to in such minutes and consents in lieu of meetings.

4.05 Authority. Mikab has all requisite power to enter into this Agreement including approval of its Board of Directors and has the requisite power and authority to consummate the transactions contemplated hereby. Except as specified herein, no other corporate proceedings on the part of Mikab are necessary to authorize the transactions contemplated hereby.

4.06 Conflict with Agreements; Approvals. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of any provision of the Certificate of Incorporation or Bylaws of Mikab or of any loan or credit agreement, note, mortgage, indenture, lease, benefit plan or other agreement, obligation, instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Mikab or its properties or assets. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to Mikab in connection with the execution and delivery of this Agreement by Mikab, or the consummation by Mikab of the transactions contemplated hereby, except for filing of Form D with the SEC, and filings with any state securities regulators.

4.07 Books and Records. Mikab has made and will make available for inspection by PhoneBrasil upon reasonable request all the books of Mikab relating to the business of Mikab. Such books of Mikab have been maintained in the ordinary course of business.  All documents furnished or caused to be furnished to PhoneBrasil by Mikab are true and correct copies, and there are no amendments or modifications thereto except as set forth in such documents.

4.08 Compliance with Laws. Mikab is and has been in compliance in all material respects with all laws, regulations, rules, orders, judgments, decrees and other requirements and policies imposed by any Governmental Entity applicable to Mikab, its properties or the operation of its businesses, including without limitation laws, regulations, rules, orders, judgments, decrees and other requirements and policies relating to Taxes, environmental protection, occupational health and safety, COVID-19, product quality and safety and employment and labor matters.

4.09 Financial Statements. Mikab’s audited financial statements for the fiscal years ended December 31, 2020 and 2019 and reviewed financial statements for the three months ended March 31, 2021 have been furnished to PhoneBrasil by Mikab, are true and correct, comply as to form in all material respects with U.S. GAAP and fairly present the financial position of Mikab as of the dates thereof and the results of its operations and cash flows for the periods shown (subject, in the case of unaudited statements, to normal year-end audit adjustments).

4.10 Litigation. There is no suit, action or proceeding pending, or, to the knowledge of Mikab or its subsidiaries, threatened against, likely to be made, or affecting Mikab or any subsidiary which is reasonably likely to have a material adverse effect, on Mikab, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against Mikab or any subsidiary having, or which, insofar as reasonably can be foreseen, in the future could have, any such effect.

4.11 Employees. The employees and consultant contracts of Mikab are as set forth on Schedule 4.11.

4.12 Leases and Contracts. Schedule 4.12 sets forth all leases (whether of real or personal property), contracts, promissory notes, mortgages, licenses, franchises, or other written agreements to which Mikab is a party which involve or can reasonably be expected to involve aggregate future payments or receipts by Mikab in excess of $10,000 per year (whether by the terms of such lease, contract, promissory note, license, franchise or other written agreement or as a result of a guarantee of the payment of or indemnity against the failure to pay same) except any of said instruments which terminate or are cancelable without penalty.

4.13 Absence of Undisclosed Liabilities. Except as set forth on Schedule 4.13 or reflected in Mikab’s balance sheets contained in its financial statements prepared and delivered in accordance with this Agreement, Mikab has no liabilities of any nature, whether fixed, absolute, contingent or accrued or liabilities arising in the ordinary course of business which are not material.

4.14 Absence of Changes. Since March 31, 2021, there has not been any material adverse change in the condition (financial or otherwise), assets, liabilities, earnings, business or prospects of Mikab.

4.15 Intellectual Property. Except as set forth on Schedule 4.15, Mikab has, or has rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, trade secrets, inventions, copyrights, licenses and other intellectual property rights and similar rights necessary or required for use in connection with its business (the “Intellectual Property Rights”). Mikab has not received a notice (written or otherwise) that any of, the Intellectual Property Rights has expired, terminated or been abandoned, or is expected to expire or terminate or be abandoned, within two years from the date of this Agreement. Mikab has not received, since December 31, 2020, a written notice of a claim or otherwise has any knowledge that the Intellectual Property Rights violate or infringe upon the rights of any person or entity, except as could not have or reasonably be expected to not have a material adverse effect on Mikab. All such Intellectual Property Rights are enforceable and to the knowledge of Mikab there is no existing infringement by another person or entity of any of the Intellectual Property Rights. Mikab has taken reasonable security measures to protect the secrecy, confidentiality and value of all of its intellectual properties.

4.16 Insurance.Schedule 4.16 contains a true, correct and complete list of all insurance policies pursuant to which Mikab is insured. All of Mikab’s insurance policies are fully paid in accordance with their terms. There are no pending claims under such insurance policies. Mikab has not failed to give any material notice or present any material claim under any such policy in a due and timely fashion. There are no outstanding unpaid claims by Mikab under any such policy. Mikab has not received a notice of cancellation or non-renewal of any such policy.

4.17 Regulatory Permits. Mikab possesses all certificates, authorizations and permits issued by the appropriate Governmental Entities necessary to conduct its business (“Permits”), and Mikab has not received any notice of proceedings relating to the revocation or modification of any such Permit.

4.18 Title to Assets. Mikab has good and marketable title in fee simple to all real property owned by it and good and marketable title in all personal property owned by it that is material to the business thereof, in each case free and clear of any lien, charge, encumbrance, lease, license, easement, restriction, encroachment, security interest, claim or similar interest (each, an “Encumbrance”), except for (i) Encumbrances for the payment of federal, state or local taxes, for which appropriate reserves have been made therefor in accordance with U.S. GAAP and, the payment of which is neither delinquent nor subject to penalties, and (ii) those Encumbrances set forth on Schedule 4.18. Except as set forth on Schedule 4.18, any real property and facilities held under lease by Encumbrances are held by Mikab under valid, subsisting and enforceable leases with which Mikab is in compliance.

4.19 Broker and Finders. Mikab shall be solely responsible for payment to any broker or finder retained by Mikab for any brokerage fees, commissions or finders’ fees in connection with the transactions contemplated herein.

4.20 Tax Matters. Except as set forth on Schedule 4.20, Mikab has filed all Tax Returns that it was required to file, and has paid all Taxes shown thereon as owing. No claim has ever been made by an authority in a jurisdiction where Mikab does not file Tax Returns that it is or may be subject to taxation by that jurisdiction.

(a) Mikab has timely filed, or has caused to be timely filed on its behalf, all Tax Returns required to be filed by it, and all such Tax Returns are true, complete and accurate. All Taxes shown to be due on such Tax Returns, or otherwise owed, has been timely paid. Mikab has furnished true and correct copies of its most recent Tax Returns to PhoneBrasil.

(b) The most recent financial statements which have been furnished to PhoneBrasil reflect an adequate reserve for all Taxes payable by Mikab (in addition to any reserve for deferred Taxes to reflect timing differences between book and Tax items) for all taxable periods and portions thereof through the date of such financial statements. No deficiency with respect to any Taxes has been proposed, asserted or assessed against Mikab, and no requests for waivers of the time to assess any such Taxes are pending, except to the extent any such deficiency or request for waiver, individually or in the aggregate, has not had and would not have a material adverse effect.

(c) There are no liens for Taxes (other than for current Taxes not yet due and payable) on the assets of Mikab. Mikab is not bound by any agreement with respect to Taxes.

4.21 COVID-19.

(a) Schedule 4.21(a) sets forth a list of each loan or other financial grant for which Mikab has applied or which it has received pursuant to any federal government loan program following the COVID-19 pandemic.

(b) Mikab has taken reasonable actions to reduce the potentially adverse effects of COVID-19 on Mikab.

4.22 Transactions with Related Parties. Except as set forth on Schedule 4.22, none of the officers, directors or 5% shareholders of Mikab has engaged in a transaction with Mikab (other than for services as employees, officers and directors) involving an amount exceeding $20,000.

4.23 Effect of PhoneBrasil’s Knowledge. Notwithstanding anything contained herein to the contrary, Mikab shall not have (a) any liability for any breach of or inaccuracy in any representation or warranty made by Mikab to the extent that PhoneBrasil, any of its Affiliates or any of its or their respective officers, employees, counsel or other representatives (i) had knowledge at or before the Closing of the facts as a result of which such representation or warranty was breached or inaccurate or (ii) was provided access to, at or before the Closing, a document disclosing such facts; or (b) any liability after the Closing for any breach of or failure to perform before the Closing any covenant or obligation of Mikab to the extent that PhoneBrasil, or its Affiliates or any of its or their respective officers, employees, counsel or other representatives (i) had knowledge at or before the Closing of such breach or failure or (ii) was provided access to, at or before the Closing, a document disclosing such breach or failure.

4.24 Full Disclosure. The representations and warranties of Mikab contained in this Agreement (and in any schedule, exhibit, certificate or other instrument to be delivered under this Agreement) are true and correct in all material respects, and such representations and warranties do not omit any material fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading. There is no fact of which Mikab has knowledge that has not been disclosed to PhoneBrasil pursuant to this Agreement, including the schedules hereto, all taken together as a whole, which has had or could reasonably be expected to have a material adverse effect on Mikab, PhoneBrasil or materially adversely affect the ability of Mikab to consummate in a timely manner the transactions contemplated hereby.

ARTICLE 5

REPRESENTATIONS AND WARRANTIES OF

THE SHAREHOLDERS

Each Shareholder, singly and not jointly, represents and warrants to PhoneBrasil as follows, which representations are true and correct as of the date of this Agreement and will be true and correct as of the Closing Date:

5.01 Organization and Authority of Shareholder. Such Shareholder has full power and authority to enter into this Agreement, to carry out its obligations under this Agreement, and to consummate the contemplated transactions of such Shareholder. The execution and delivery by such Shareholder of this Agreement, the performance of its obligations and the consummation of the transactions contemplated hereby have been duly authorized by all requisite action on the part of such Shareholder. This Agreement has been duly executed and delivered by such Shareholder, and (assuming due authorization, execution and delivery by PhoneBrasil, Mikab and the other Shareholders) this Agreement constitutes a legal, valid and binding obligation of such Shareholder enforceable against them in accordance with its terms.

5.02 No Conflicts; Consents. Except as set forth on Schedule 5.02, the execution, delivery and performance by such Shareholder of this Agreement, and the consummation of the transactions contemplated hereby, do not and will not: (a) conflict with or result in a violation or breach of, or default under, any provision of the organizational documents of such Shareholder; (b) conflict with or result in a violation or breach of any provision of any law, regulation or governmental order applicable to the Shareholder; or (c) require the consent, notice or other action by any person or entity under, conflict with, result in a violation or breach of, constitute a default or an event that, with or without notice or lapse of time or both, would constitute a default under, result in the acceleration of or create in any party the right to accelerate, terminate, modify or cancel any contract to which the Shareholder is a party or by which the Shareholder is bound or to which any of its respective properties and assets are subject, except with respect to (b), (c) and (d), where such conflict, violation, breach, default, lien or encumbrance, as the case may be, would not, individually or in the aggregate, have a material adverse effect.

5.03 Purchase Entirely for Own Account. The PhoneBrasil Preferred Stock proposed to be acquired by the Shareholders hereunder will be acquired by such Shareholder for investment for its own account, and not with a view to the resale or distribution of any part thereof, and such Shareholder has no present intention of selling or otherwise distributing the PhoneBrasil Preferred Stock or the Conversion Shares, except in as set forth in Schedule 5.03 and in compliance with applicable securities laws.

5.04 Available Information. Such Shareholder has such knowledge and experience in financial and business matters as is necessary to render each of them capable of evaluating the merits and risks of an investment in PhoneBrasil.

5.05 No Registration. Such Shareholder understands that the shares of PhoneBrasil Preferred and the Conversion Shares have not been registered under the Securities Act and, if issued in accordance with the provisions of this Agreement, will be issued by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Shareholder’s representations as expressed herein.

5.06 Restricted Securities. Such Shareholder acknowledges and agrees that the shares of PhoneBrasil Preferred Stock and the Conversion Shares are deemed “restricted securities” under the Securities Act inasmuch as this Agreement contemplates that, if acquired by the Shareholders pursuant hereto, the shares of PhoneBrasil Preferred Stock would be acquired in a transaction not involving a public offering. The Shareholder further acknowledges that if the shares of PhoneBrasil Preferred Stock are issued to the Shareholder in accordance with the provisions of this Agreement, such shares of PhoneBrasil Preferred Stock or the Conversion Shares may not be resold without registration under the Securities Act or the existence of an exemption therefrom. The Shareholder represents and warrants that it is familiar with Rules 144 and 145 promulgated under the Securities Act as presently in effect and understands the resale limitations imposed thereby and by the Securities Act.

5.07 Legends. It is understood that due to the fact that the offer and sale of the shares of PhoneBrasil Preferred Stock being issued in connection with the Exchange have not been registered under the Securities Act by virtue of the exemption provided in Section 4(a)(2) of the Securities Act, such shares will contain the following legend:

The offer and sale of the securities represented by this certificate have not been registered under the Securities Act of 1933 (the “Securities Act”), or any applicable state securities laws. Such securities have been acquired for investment purposes and may not be offered for sale, sold, delivered after sale, transferred, pledged or hypothecated in the absence of an effective registration statement filed by the issuer with the Securities and Exchange Commission covering such offer and sale under the Securities Act or an opinion of counsel satisfactory to the issuer that such registration is not required.

and any legend required by the “blue sky” laws of any state to the extent such laws are applicable to the securities represented by the certificate so legended.

5.08 Accredited Investors; Non-U.S. Persons. Each Shareholder is an “accredited investor” within the meaning of Rule 501 under the Securities Act.

5.09 Effect of PhoneBrasil’s Knowledge. Notwithstanding anything contained herein to the contrary, each Shareholder shall not have (a) any liability for any breach of or inaccuracy in any representation or warranty made by such Shareholder to the extent that PhoneBrasil, any of its Affiliates or any of its or their respective officers, employees, counsel or other representatives (i) had knowledge at or before the Closing of the facts as a result of which such representation or warranty was breached or inaccurate or (ii) was provided access to, at or before the Closing, a document disclosing such facts; or (b) any liability after the Closing for any breach of or failure to perform before the Closing any covenant or obligation of each Shareholder to the extent that PhoneBrasil, or its Affiliates or any of its or their respective officers, employees, counsel or other representatives (i) had knowledge at or before the Closing of such breach or failure or (ii) was provided access to, at or before the Closing, a document disclosing such breach or failure.

ARTICLE 6

CONDUCT AND TRANSACTIONS PRIOR TO THE CLOSING

6.01 Conduct and Transactions of PhoneBrasil.

(a) During the period from the date hereof to the Closing, PhoneBrasil shall:

(i) Remain a “Shell Company” without any operations or material assets or liabilities.

(ii) Pay all obligations as they mature, complying with all applicable tax laws, timely filing all Tax Returns and SEC filings required to be filed and paying all Taxes due;

(iii) Maintain its records and books of account in a manner that fairly and correctly reflects its income, expenses, assets and liabilities;

(iv) Notify Mikab immediately in the event of any material loss of or damage to any of the material assets of PhoneBrasil;

(v) Seek to preserve the present material reputation and business organization of PhoneBrasil;

(vi) Pay premiums in respect of all present insurance coverage of the types and in the amounts as are in effect as of the date of this Agreement; and

(vii) Use commercially reasonable efforts to comply with and not be in default or violation under any applicable law, regulation or order applicable to PhoneBrasil’s business, operations or assets.

(b) During the period from the date hereof to the Closing Date, PhoneBrasil shall not, except in the ordinary course of business, without the prior written consent of Mikab:

(i) Declare or pay any dividends on shares of its capital stock or make any other distribution of assets to the holders thereof;

(ii) Issue, reissue or sell, or issue capital stock of PhoneBrasil or options or rights to subscribe to, or enter into any contract or commitment to issue, reissue or sell, any shares of its capital stock or acquire or agree to acquire any shares of its capital stock;

(iii) Except as contemplated and required by this Agreement, amend its Certificate of Incorporation or merge or consolidate with or into any other corporation or sell all or substantially all of its assets or change in any manner the rights of its capital stock or other securities. PhoneBrasil has filed a Schedule 14C under the Exchange Act in order to amend and restate its Certificate of Incorporation. The mailing to all shareholders of record was completed on August 6, 2021. A copy of the Amended and Restated Certificate of Incorporation is attached as Exhibit A;

(iv) Pay or incur any obligation or liability, direct or contingent, of more than $25,000;

(v) Incur any indebtedness for borrowed money, assume, guarantee, endorse or otherwise become responsible for obligations of any other party, or make loans or advances to any other party;

(vi) Make any material change in its insurance coverage;

(vii) Increase in any manner the compensation, direct or indirect, of any of its officers or executive employees; except in accordance with existing employment contracts;

(viii) Enter into any material contract or commitment other than in the ordinary course of business;

(ix) Make any capital expenditures;

(x) Terminate or waive any material right of substantial value other than in the ordinary course of business; or

(xi) Grant any severance or termination pay to any director, officer or any other employees, other than pursuant to agreements in effect on the date of this Agreement or as otherwise disclosed in the documents delivered pursuant to this Agreement.

6.02 Conduct and Transactions of Mikab.

(a) During the period from the date hereof to the Closing Date, Mikab shall:

(i) Conduct the operations of Mikab in the ordinary course of business, except for the Business Development Agreement with Novation;

(ii) Maintain its records and books of account in a manner that fairly and correctly reflects its income, expenses, assets and liabilities;

(iii) Notify PhoneBrasil immediately in the event of any material loss of or damage to any of the material assets of Mikab;

(iv) Seek to preserve the present material employees, reputation and business organization of Mikab and Mikab’s relationship with its significant clients or customers and others having business dealings with it;

(v) Pay premiums in respect of all present insurance coverage of the types and in the amounts as are in effect as of the date of this Agreement; and

(vi) Use commercially reasonable efforts to comply with and not be in default or violation under any applicable law, regulation or order applicable to Mikab’s business, operations or assets.

(b) During the period from the date hereof to the Closing, Mikab shall not, except in the ordinary course of business, without the prior written consent of PhoneBrasil:

(i) Declare or pay any dividends on shares of its capital stock or make any other distribution of assets to the holders thereof;

(ii) Issue, reissue or sell, or issue capital stock of Mikab or options or rights to subscribe to, or enter into any contract or commitment to issue, reissue or sell, any shares of its capital stock or acquire or agree to acquire any shares of its capital stock or other securities;

(iii) Except as contemplated and required by this Agreement, amend its Certificate of Incorporation or merge or consolidate with or into any other corporation or sell substantially all of its assets or change in any manner the rights of its capital stock or other securities;

6.03 Additional Covenants and Agreements.

The parties do hereby mutually covenant and agree as to the matters set forth below:

(a) Announcement. No party shall issue any press release or otherwise make any public statement with respect to this Agreement or the transactions contemplated hereby without the prior consent of the other parties (which consent shall not be unreasonably withheld or delayed), except as may be required by applicable law or securities regulations. Notwithstanding anything in this Section 6.03 to the contrary, the parties will, to the extent practicable, consult with each other before issuing, and provide each other the opportunity to review and comment upon, any such press release or other public statements with respect to this Agreement and the transactions contemplated hereby whether or not required by applicable law or securities regulation.

(b) Notification of Certain Matters. Mikab shall give prompt written notice to PhoneBrasil, and PhoneBrasil shall give prompt written notice to Mikab, of the relevant party or parties becoming aware of:

(i) The occurrence, or non-occurrence, of any event the occurrence, or non-occurrence, of which would be reasonably likely to cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect at or prior to the Closing Date; and

(ii) Any material failure of Mikab, on the one hand, or PhoneBrasil, on the other hand, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder.

(c) Reasonable Efforts. Before Closing, upon the terms and subject to the conditions of this Agreement, the parties agree to use their respective reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable (subject to applicable laws and regulations) and with their respective policies to consummate and make effective the transactions contemplated by this Agreement as promptly as practicable including, but not limited to:

(i) The preparation and filing of all forms, registrations and notices required to be filed to consummate the Exchange, including without limitation, any approvals, consents, orders, exemptions or waivers by any third party or Governmental Entity; and

(ii) The satisfaction of the other party’s conditions precedent to Closing.

(d) Notice of Developments. Each party shall give prompt written notice to the others of any development causing a breach of any of its representations and warranties contained in this Agreement. No disclosure by any party pursuant to this Section 6.03(d), however, shall be deemed to amend or supplement this Agreement including the schedules hereto or to prevent or cure any misrepresentation, breach of warranty, or breach of covenant.

(e) Form 8-K Information. Mikab shall provide PhoneBrasil with Mikab’s audited financial statements, interim financial information and all footnotes thereto prepared in accordance with U.S. GAAP and auditor’s letters relating to its business as may be requested by PhoneBrasil in order for PhoneBrasil to comply with its reporting and disclosure obligations under the rules and regulations of the SEC (the “Form 8-K Financial Information”), in connection with PhoneBrasil’s preparation of its Current Report on Form 8-K, which the parties acknowledge and agree must be drafted and in substantially final form as mutually agreed by the parties prior to the Closing notwithstanding any applicable laws or regulations. Mikab shall provide such Form 8-K Financial Information promptly so as to allow PhoneBrasil and its independent registered public accounting firm (the “Firm”) to: (i) review all financial statements relating to Mikab as shall be required to be included in the Form 8-K, and (ii) timely file the Form 8-K. Mikab shall in a prompt and timely manner provide the Firm with such management representations as may be requested by the Firm in connection with its review of any financial statements for Mikab relating to the Form 8-K.

ARTICLE 7

RIGHTS OF INSPECTION

7.01 Due Diligence; Access to Information; Confidentiality.

(a) Between the date hereof and the Closing Date, PhoneBrasil and Mikab shall afford to the other parties and their authorized representatives the opportunity to conduct and complete a due diligence investigation of the other party as described herein.  In light of the foregoing, each party shall permit the other party full access on reasonable notice and at reasonable hours to its properties and shall disclose and make available (together with the right to copy) to the other party and its officers, employees, attorneys, accountants and other representatives (hereinafter collectively referred to as “Representatives”), all books, papers, and records relating to the assets, stock, properties, operations, obligations and liabilities of such party and its subsidiaries, including, without limitation, all books of account (including, without limitation, the general ledger), tax records, minute books of directors’ and shareholders’ meetings, organizational documents, bylaws, contracts and agreements, filings with any regulatory authority, accountants’ work papers, litigation files (including, without limitation, legal research memoranda), attorney’s audit response letters, documents relating to assets and title thereto (including, without limitation, abstracts, title insurance policies, surveys, environmental reports, opinions of title and other information relating to the real and personal property), plans affecting employees, securities transfer records and shareholder lists, and any books, papers and records (collectively referred to herein as “Evaluated Material”) relating to other assets or business activities in which such party may have a reasonable interest, and otherwise provide such assistance as is reasonably requested in order that each party may have a full opportunity to make such investigation and evaluation as it shall reasonably desire to make of the business and affairs of the other party; provided, however, that the foregoing rights granted to each party shall, whether or not and regardless of the extent to which the same are exercised, in no way affect the nature or scope of the representations, warranties and covenants of the respective party set forth herein.  In addition, each party and its Representatives shall cooperate fully (including providing introductions, where necessary) with such other party to enable the party to contact third parties, including customers, prospective customers, specified agencies or others as the party deems reasonably necessary to complete its due diligence; provided that such party agrees not to initiate such contacts without the prior approval of the other party, which approval will not be unreasonably withheld.

(b) PhoneBrasil and Mikab agree that each such party will not use the Evaluation Material for any purpose other than in connection with the transactions contemplated hereunder. Each agrees not to disclose or allow disclosure to others of any Evaluation Material, except to such party’s affiliates or Representatives, in each case, to the extent necessary to permit such affiliate or Representative to assist such party in connection with the transactions contemplated hereunder. Each agrees that it will, within 10 days of the other party’s request, return to such party all copies of that party’s Evaluation Material in its possession or that of its affiliates or Representatives if the Exchange does not close as contemplated herein.

(c) In the event any party or anyone to whom Evaluation Material has been transmitted in accordance with the terms herein is requested in connection with any proceeding to disclose any Evaluation Material, such party will give the other party prompt notice of such request so that the other party may seek an appropriate protective order or other remedy or waive compliance with this Agreement, and such party will cooperate with the other party to obtain such protective order. In the event such protective order is not obtained, or the other party waives compliance with the relevant provisions of this Section 7.01, such party (or such person to whom such request is directed) will furnish only that portion of the Evaluation Material which in the written opinion of its counsel to the extent practicable is required to be disclosed.

(d) Notwithstanding any of the foregoing, if prior to Closing, for any reason, the transactions contemplated by this Agreement are not consummated, neither PhoneBrasil, nor Mikab nor any of their Representatives or affiliates shall disclose to third parties or otherwise use any Evaluation Material or other confidential information received from the other party in the course of investigating, negotiating, and performing the transactions contemplated by this Agreement; provided, however, that nothing shall be deemed to be confidential information which:

(i) is or becomes generally available to the public other than as a result of a disclosure by such party, its affiliates or Representatives;

(ii) was available to such party on a non-confidential basis prior to its disclosure;

(iii) becomes available to such party on a non-confidential basis from a source other than the other party or its agents, advisors or Representatives which source was not prohibited from making such information available by a legal, contractual or fiduciary obligation;

(iv) developed by such party independently of any disclosure by the other party; or

(v) is disclosed in compliance with Section 7.01(c).

This provision shall not prohibit the disclosure of information required to be made under federal or state securities laws. If any disclosure is so required, the party making such disclosure shall to the extent practicable consult with the other party prior to making such disclosure, and the parties shall use all reasonable efforts, acting in good faith, to agree upon a text for such disclosure which is satisfactory to both parties.

7.02 PhoneBrasil and Mikab each agree that money damages would not be sufficient to remedy any breach by the other party of this Section 7.02, and that, in addition to all other remedies, each party against which a breach of this Section 7.02 has been committed shall be entitled to specific performance and injunctive or other equitable relief as a remedy of such breach without the requirement to post a bond or other security.

ARTICLE 8

CONDITIONS TO CLOSING

8.01 Conditions to Obligations of Mikab. The obligation of Mikab to perform this Agreement is subject to the satisfaction of the following conditions on or before the Closing unless waived in writing by Mikab.

(a) Representations and Warranties. There shall be no information disclosed in the schedules delivered by PhoneBrasil which would materially and adversely affect the proposed transaction and intent of the parties as set forth in this Agreement. The representations and warranties of PhoneBrasil set forth in Article 3 hereof shall be true and correct in all material respects (except for representations and warranties qualified by materiality which shall be true and correct in all respects) as of the date of this Agreement and as of the Closing as though made on and as of the Closing, except as otherwise permitted by this Agreement.

(b) Performance of Obligations. PhoneBrasil shall have in all material respects performed all agreements required to be performed by it under this Agreement and shall have performed in all material respects any actions contemplated by this Agreement prior to or on the Closing and PhoneBrasil shall have complied in all material respects with the course of conduct required by this Agreement.

(c) Corporate Action. PhoneBrasil shall have furnished minutes, certified copies of corporate resolutions and/or other documentary evidence satisfactory to counsel for Mikab that PhoneBrasil have submitted with this Agreement and any other documents required hereby to such parties for approval as provided by applicable law.

(d) Consents. Executed consents, approvals and/or waivers of any party listed on any schedule delivered by PhoneBrasil whose consent, approval and/or waiver is required to consummate the transactions contemplated by this Agreement shall have been obtained and delivered to Mikab.

(e) Governmental Approval. All authorizations, consents, approvals, permits and orders of all federal and state Governmental Entities required to be obtained by PhoneBrasil for consummation of the transactions contemplated by this Agreement shall have been obtained.

(f) Market Condition. Up to and including the Closing Date, PhoneBrasil shall have maintained its quotation on the OTC Pink Market, without any trading and quotation halts or other notices of deficiency received by or imposed against PhoneBrasil.

(g) Changes in Financial Condition of PhoneBrasil. There shall not have occurred any material adverse change in the financial condition or in the operations of the business of PhoneBrasil, except expenditures in furtherance of this Agreement.

(h) Authorization for Issuance of Stock. Mikab shall have received in form and substance satisfactory to counsel for Mikab (i) satisfactory evidence that the PhoneBrasil Preferred Stock has been issued in book entry form or (ii) a letter instructing and authorizing the transfer agent for the shares of PhoneBrasil Preferred Stock to issue stock certificates representing ownership of PhoneBrasil Preferred Stock to Mikab shareholders in accordance with the terms of this Agreement upon surrender by such shareholders of their share certificates representing ownership of shares in Mikab duly endorsed for transfer, and a letter from said transfer agent acknowledging receipt of the letter of instruction and stating to the effect that the transfer agent holds adequate supplies of stock certificates necessary to comply with the letter of instruction and the terms and conditions of this Agreement. The transfer agent shall acknowledge that it has reserved the Conversion Shares for issuance upon conversion.

(i) Absence of Pending Litigation. PhoneBrasil shall not be engaged in or threatened with or have knowledge of any possible suit, action, or legal, administrative or other proceedings or governmental investigations pertaining to this Agreement or the consummation of the transactions contemplated hereunder.

(j) Books and Records. PhoneBrasil shall have delivered to Mikab all books and records of PhoneBrasil.

8.02 Conditions to Obligations of PhoneBrasil. The obligations of PhoneBrasil to perform this Agreement are subject to the satisfaction of the following conditions on or before the Closing unless waived in writing by PhoneBrasil.

(a) Representations and Warranties. There shall be no information disclosed in the schedules delivered by Mikab which would materially adversely affect the proposed transaction and intent of the parties as set forth in this Agreement.  The representations and warranties of Mikab set forth in Article 4 and the representations and warranties of the Shareholders set forth in Article 5 hereof shall be true and correct in all material respects, except for those representations and warranties qualified by materiality, which shall be true and correct in all respects) as of the date of this Agreement and as of the Closing as though made on and as of the Closing, except as otherwise permitted by this Agreement.

(b) Performance of Obligations. Mikab and the Shareholders shall have in all material respects performed all agreements required to be performed by them under this Agreement and shall have performed in all material respects any actions contemplated by this Agreement prior to or on the Closing and Mikab shall have complied in all respects with the course of conduct required by this Agreement.

(c) Corporate Action. Mikab and the Shareholders shall have furnished minutes, certified copies of corporate resolutions and/or other documentary evidence satisfactory to counsel for PhoneBrasil that Mikab has submitted with this Agreement and any other documents required hereby to such parties for approval as provided by applicable law.

(d) Statutory Requirements. All statutory requirements for the valid consummation by Mikab of the transactions contemplated by this Agreement shall have been fulfilled.

(e) Governmental Approval. All authorizations, consents, approvals, permits and orders of all federal and state governmental agencies required to be obtained by Mikab for consummation of the transactions contemplated by this Agreement shall have been obtained.

(f) Shareholder Approval. The shareholders of Mikab have approved the Exchange in the manner provided by the New Jersey Business Corporation Act.

(g) Consents. Executed consents, approvals and/or waivers of any party listed on any schedule delivered by Mikab whose consent, approval and/or waiver is required to consummate the transactions contemplated by this Agreement shall have been obtained and delivered to PhoneBrasil .

(h) Novation Agreement. Novation shall have entered into the Business Development Agreement with Mikab as described in the preamble.

(i) Absence of Pending Litigation. Mikab shall not be engaged in or threatened with or have any knowledge of any possible suit, action, or legal, administrative or other proceedings or governmental investigations pertaining to this Agreement or the consummation of the transactions contemplated hereunder.

(j) Books and Records. Mikab shall have delivered to PhoneBrasil all books and records of Mikab.

8.03. Conditions to Obligations of the Parties. The obligation of the parties to perform this Agreement is subject to the satisfaction of the following conditions on or before the Closing unless waived in writing by the parties:

(a) Form 8-K. The Form 8-K pursuant to Section 6.03(e) shall have been prepared and mutually agreed to by the parties and shall be in substantially final form.

(b) All of the shareholders of Mikab have executed this Agreement.

ARTICLE 9

MATTERS SUBSEQUENT TO CLOSING

9.01 Covenant of Further Assurance. The parties covenant and agree that they shall, from time to time, execute and deliver or cause to be executed and delivered all such further instruments of conveyance, transfer, assignments, receipts and other instruments, and shall take or cause to be taken such further or other actions as the other party or parties to this Agreement may reasonably deem necessary in order to carry out the purposes and intent of this Agreement.

9.02       Covenant to Increase Shareholder Ownership. Within six months and one day following the Closing if the Shareholders do not own approximately 94.2% of outstanding PhoneBrasil Common Stock on an as converted basis without giving effect to any future issuances of PhoneBrasil Common Stock or Common Stock equivalents and assuming no Shareholder sells its PhoneBrasil Preferred Stock or Conversion Shares, one-half of the PhoneBrasil Preferred Stock held by the Shareholders shall automatically be exchanged for PhoneBrasil Series B Convertible Preferred Stock (the “Series B”). The Series B together with the remaining PhoneBrasil Preferred Stock issued to the Mikab stockholders (assuming no sales of such Preferred Stock) shall be convertible into the 94.2% ownership referred to in this Section 9.02.

9.03       Voting Agreement. Until such time as the Shareholders own the 94.2% number referred to in Section 9.02, DR shall vote its shares of PhoneBrasil Preferred Stock in accordance with the request of the holders of a majority of the other PhoneBrasil Preferred Stock shares (the “Majority Holders”) at any meeting of the shareholders of PhoneBrasil or execute a written consent upon the request of the Majority Holders. PhoneBrasil Preferred Stock includes PhoneBrasil Series A convertible Preferred Stock issued as a result of the reclassification of the PhoneBrasil Preferred Stock outstanding as of the date of this Agreement.

9.04 Lock-up. Until the Shareholders attain the 94.2% number referred to in Section 9.02, DR will not convert its PhoneBrasil Preferred Stock or sell, hypothecate or otherwise transfer the PhoneBrasil Preferred Stock.

9.05 Payment of Obligation. In addition to the 9,000,000 shares of PhoneBrasil Preferred Stock being cancelled, PhoneBrasil agrees to pay DR $300,000 upon the earlier of: (i) the closing of a private placement by PhoneBrasil resulting in gross proceeds of at least $7,000,000, or (ii) December 31, 2021.

9.06 Subsequent Asset Purchase. Mikab expects to acquire selected assets of Novation within 60 days of the date of this Agreement. If it does complete this acquisition, it will pay Novation $1,300,000, which Novation will use to terminate a Royalty Agreement.

ARTICLE 10

NATURE OF REPRESENTATIONS

10.01 All statements contained in any written certificate, schedule, exhibit or other written instrument delivered by PhoneBrasil or Mikab pursuant hereto, or otherwise adopted by PhoneBrasil, by its written approval, or by Mikab by its written approval, or in connection with the transactions contemplated hereby, shall be deemed representations and warranties by PhoneBrasil or Mikab as the case may be. All representations, warranties and agreements made by any party pursuant to this Agreement shall survive for the period of the applicable statute of limitations.

ARTICLE 11

INDEMNIFICATION AND DISPUTE RESOLUTION

11.01 Indemnity of Mikab and the Shareholders. Subject to the terms and conditions set forth in this Article 11 , PhoneBrasil agrees to defend, indemnify and hold harmless Mikab and the Shareholders from and against, and to reimburse Mikab and the Shareholders with respect to, all liabilities, losses, costs and expenses, including, without limitation, reasonable attorneys’ fees and disbursements, asserted against or incurred by Mikab and the Shareholders to the extent arising out of, or in connection with any material breach of any representation or warranty contained in this Agreement made by PhoneBrasil or in any document or certificate delivered by PhoneBrasil pursuant to the provisions of this Agreement or in connection with the transactions contemplated thereby.

11.02 Indemnity of PhoneBrasil by Mikab. Subject to the terms and conditions set forth in this Article 11, Mikab agrees to defend, indemnify and hold harmless PhoneBrasil from and against, and to reimburse PhoneBrasil with respect to, all liabilities, losses, costs and expenses, including, without limitation, reasonable attorneys’ fees and disbursements, asserted against or incurred by PhoneBrasil to the extent arising out of, or in connection with any material breach of any representation or warranty contained in this Agreement made by Mikab, or in any document or certificate delivered by Mikab pursuant to the provisions of this Agreement or in connection with the transactions contemplated thereby.

11.03 Indemnity of PhoneBrasil by each Shareholder. Subject to the terms and conditions set forth in this Article 11 each Shareholder, severally and not jointly, agrees to defend, indemnify and hold harmless PhoneBrasil from and against, and to reimburse PhoneBrasil with respect to, all liabilities, losses, costs and expenses, including, without limitation, reasonable attorneys’ fees and disbursements, asserted against or incurred by PhoneBrasil to the extent , arising out of, or in connection with any breach of any representation or warranty contained in this Agreement made by Mikab or by such Shareholder, or in any document or certificate delivered by such Shareholder pursuant to the provisions of this Agreement or in connection with the transactions contemplated thereby. For the avoidance of doubt, each Shareholder’s liability under this section 11.03 shall be limited to (i) its pro rata share of any liability incurred by a breach of any representation or warranty by Mikab and (ii) any liability incurred by its own breach of any representation or warranty.

11.04 Indemnification Procedure. A party (an “Indemnified Party”) seeking indemnification shall give prompt notice to the other party (the “Indemnifying Party”) of any claim for indemnification arising hereunder this Article 11. The Indemnifying Party shall have the right to assume and to control the defense of any such claim with counsel of its choosing that is reasonably acceptable to such Indemnified Party, at the Indemnifying Party’s own cost and expense, including the cost and expense of reasonable attorneys’ fees and disbursements for one law firm in connection with such defense, in which event the Indemnifying Party shall not be obligated to pay the fees and disbursements of separate counsel for such in such action.  In the event, however, that such Indemnified Party’s legal counsel shall determine that defenses may be available to such Indemnified Party that are different from or in addition to those available to the Indemnifying Party, in that there could reasonably be expected to be a conflict of interest if such Indemnifying Party and the Indemnified Party have common counsel in any such proceeding, or if the Indemnified Party has not assumed the defense of the action or proceedings, then such Indemnifying Party may employ separate counsel to represent or defend such Indemnified Party, and the Indemnifying Party shall pay the reasonable fees and disbursements of counsel for such Indemnified Party. No settlement of any such claim or payment in connection with any such settlement shall be made without the prior consent of the Indemnifying Party which consent shall not be unreasonably withheld.

11.05 Limitation of Liability. Except in the case of fraud or criminal activity no Party will have any liability to indemnify any other Party under Article 11 of this Agreement for any Losses (a) until the aggregate amount of all Losses in respect of indemnification under this Article 11 exceeds $20,000 (the “Basket”), in which event the Indemnifying Party shall be liable for all such Losses from the first dollar (subject to the Cap), and (b) to the extent the Indemnifying Party would be required to make indemnification payments under this Article 11 in excess of $100,000 (the “Cap”). Notwithstanding anything in this Agreement to the contrary, nothing in this Agreement shall limit or otherwise affect any Party’s rights or remedies with respect to fraud, or other criminal activity (it being acknowledged and agreed that in the event any Indemnified Party suffers any Losses by reason of a Party’s fraud or criminal activity, such Indemnified Party shall be entitled to seek recovery therefor without regard to any limitation set forth in this Agreement (whether a temporal limitation, dollar limitation or otherwise)).

11.06 Indemnification Payments. If any Indemnifying Party becomes obligated to indemnify any Indemnified Party for any Losses under this Article 11 as established pursuant to (a) a final and non-appealable judgment, order, award or determination of a court of competent jurisdiction or other Governmental Entity or (b) the mutual agreement of the Indemnifying Party and the Indemnified Party, such payment shall be made promptly by such Indemnifying Party, but in any event within thirty days.

For any indemnification payments that are payable by PhoneBrasil under Section 11.01 above, such indemnifications payments shall be paid by issuing additional PhoneBrasil Common Stock shares to the Shareholders on a pro rata basis in an amount equal to the required indemnification payment. The value of each PhoneBrasil Common Stock share issued for such payment shall be determined by using the price of PhoneBrasil Common Stock as of (i) the day prior to the first public announcement of the Exchange following full execution of this Agreement by the parties, or (ii) the date PhoneBrasil incurs the liabilities or costs, whichever is lower.

For any indemnification payments that are payable by the Shareholders under section 11.03 above, such indemnifications payments may, in whole or in part, be paid by surrendering PhoneBrasil Common Stock shares to PhoneBrasil in an amount equal to each Shareholders required indemnification payment. The value of each PhoneBrasil Common Stock share issued for such payment shall be determined by using the price of PhoneBrasil Preferred Stock as of (i) the day prior to the first public announcement of the Exchange following full execution of this Agreement by the parties, or (ii) the date PhoneBrasil incurs the liabilities or costs, whichever is lower.

11.07 Survival. Each of the representations and warranties set forth in this Agreement and all indemnity obligations hereunder related to breaches of such representations and warranties will expire on the date that is 12 months after the Closing Date (the “Expiration Date”). No claim, lawsuit or other proceeding arising out of or related to the breach or inaccuracy of any representation or warranty set forth in this Agreement may be made by any Party unless notice of any such claim for indemnification with respect to such breach or inaccuracy is given to the Indemnifying Party on or prior to the Expiration Date. Notwithstanding anything in this Agreement to the contrary, the rights and remedies under this Article 11 with respect to any claim, lawsuit or other proceeding (including recovery of Losses in respect thereof) for which notice has been given prior to the Expiration Date will survive until such claim, lawsuit or other proceeding has been finally resolved.

11.08 Arbitration. In the event that any dispute shall arise between the parties hereto as to any matter or thing covered hereby or as to the meaning of this Agreement or to any state of facts which may arise, same shall be settled by the agreement of the parties, or if they are unable to agree, same shall be settled by arbitration in Bergen County, New Jersey (or such other county in which the Buyer’s principal place of business is then located), by a single arbitrator, who shall be a retired Judge of the Superior Court, and judgment upon any award rendered by the arbitrator may be entered in any court having jurisdiction thereof. The parties hereto acknowledge that the use of this Arbitration process denies to each party the right to sue in a court of law on any issue covered hereby, excluding therefrom the right to sue to enforce his rights hereunder, covered below.

Refusal of one party to arbitrate shall entitle the remaining party to the dispute to specifically enforce this Agreement in a court of competent jurisdiction, and, as a result of said refusal to arbitrate, the remaining party shall be entitled to receive costs, reasonable attorneys’ fees and his share of the arbitration fee. Arbitration by the parties shall take place at a time and place as may be agreed upon, but if no agreement shall be reached, then at the offices of the Buyer’s counsel.

If it is determined by the arbitrator that one party was in default hereof or instituted (or defended) such arbitration proceeding not in good faith or without a reasonable basis in law or fact (“Defaulting Party”), the Defaulting Party shall bear the costs of the arbitration proceeding and pay to the other party or parties the reasonable attorney's fees and costs incurred in such proceeding, which amounts shall be separately determined by the arbitrator in such proceeding and become part of the amount of the arbitration award, payable by the Defaulting Party to the other party or parties.

If the Defaulting Party does not pay to the other party the arbitration award within ten (10) days of written demand therefor, and the other party shall institute suit in a court of competent jurisdiction to enforce said decision, the Defaulting Party shall pay the other party the reasonable attorney’s fees and court costs incurred in such action.

This paragraph is in no way intended to preclude any party from enforcing his rights in a court of competent jurisdiction. It is intended hereby to resolve by arbitration questions of construction of this Agreement and to resolve factual issues that may be disputed by the parties. In the event of litigation, the parties agree that a Defaulting Party shall pay the reasonable attorney’s fees of any non-defaulting party, together with court costs and reasonable expenses of litigation; said amount shall be determined by the trial judge upon completion of the trial prior to entry of judgment. In the event that all parties are found to be Defaulting Parties, no party shall be entitled to court costs, attorney’s fees or litigation expenses.

While any Arbitration proceeding is pending, no party is excused from the payment of monies due hereunder, but if it is determined by the Arbitrator that monies paid during the Arbitration period were not due, the payee shall remit the amount of monies so paid, together with interest at the rate of ten percent (10%) per annum from the date of receipt to the proper party, within ten (10) days of the issuance of the Arbitration Award.

Nothing herein is intended to prevent any party after a default by the other party from instituting any action in a court of competent jurisdiction to enforce its rights hereunder. If such enforcement action is not defended or if a defendant does not interpose in its Answer as a defense that there are issues of fact which require resolution by arbitration, the Court shall have jurisdiction over the subject matter of such dispute. The unsuccessful party in such judicial proceeding or with respect to any motion for relief made in such proceeding shall pay to the successful party the reasonable attorney's fees, court costs and expenses incurred in such proceeding.

Within thirty (30) days of completion of the Arbitration hearing, the Arbitrator shall deliver to the parties a proposed form of written decision (“Proposed Decision”) which shall include a detailed factual basis of his decision and the applicable law which he determined governed same. The parties shall have ten (10) days after receipt of the Proposed Decision to respond thereto in writing (“Parties’ Response”); providing each other with a copy of that which such party provided to the Arbitrator. The Arbitrator shall render his final Decision and any Arbitration Award within forty-five (45) days from the date of his Proposed Decision; making reference therein to the Parties’ Response, if any.

The decision of the Arbitrator shall be binding, conclusive and not subject to appeal, except in the event of his failure to comply with the terms of this Agreement, fraud or misapplication of applicable law.

ARTICLE 12

TERMINATION OF AGREEMENT AND

ABANDONMENT OF REORGANIZATION

12.01 Termination. Anything herein to the contrary notwithstanding, this Agreement and any agreement executed as required hereunder and the acquisition contemplated hereby may be terminated at any time before the Closing as follows:

(a) By mutual written consent of the Boards of Directors of PhoneBrasil and Mikab.

(b) By the Boards of Directors of PhoneBrasil if (i) any of the conditions set forth in Section 8.02 shall not have been satisfied by the Closing Date or (ii) the Evaluated Material reviewed by PhoneBrasil pursuant to Section 7.01 are insufficient in PhoneBrasil’s reasonable discretion. .

(c) By the Board of Directors of Mikab if (i) any of the conditions set forth in Section 8.01 shall not have been satisfied by the Closing Date or (ii) the Evaluated Material reviewed by Mikab pursuant to Section 7.01 are insufficient in Mikab’s reasonable discretion.

(d) By any of the Boards of Directors of PhoneBrasil or Mikab if the Closing Date is not on or before July 31, 2021, or such later date as PhoneBrasil and Mikab may mutually agree (except that a party seeking to terminate this Agreement pursuant to this clause may not do so if the failure to consummate the Exchange contemplated by this Agreement by such date shall be due to the action or failure to act of the party seeking to terminate the Agreement in breach of such party’s obligations under this Agreement).

12.02 Termination of Obligations and Waiver of Conditions; Payment of Expenses. In the event this Agreement and the acquisition are terminated and abandoned pursuant to this Article 12 hereof, this Agreement shall become void and of no force and effect and there shall be no liability on the part of any of the parties hereto, or their respective directors, officers, shareholders or controlling persons to each other. For the costs and expenses incident to its negotiation and preparation of this Agreement and any of the documents evidencing the transactions contemplated hereby, including fees, expenses and disbursements of counsel, PhoneBrasil shall bear the expenses incurred by PhoneBrasil, and Mikab shall bear the expenses incurred by Mikab.

ARTICLE 13

EXCHANGE SHARES

13.01 Exchange Shares. At the Closing, PhoneBrasil shall issue a letter to the transfer agent of PhoneBrasil with a copy of the resolution of the Board of Directors of PhoneBrasil authorizing and directing the issuance of PhoneBrasil Preferred Stock as reflected on Schedule 1.01 which PhoneBrasil Preferred Stock shall be issued in book entry form.

ARTICLE 14

MISCELLANEOUS

14.01 Expenses. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.

14.02 Notices. All notices, offers, acceptance and any other acts under this Agreement shall be in writing, and shall be sufficiently given if delivered to the addressees in person, by Federal Express or similar overnight next business day delivery, or by email delivery followed by overnight next business day delivery, as follows:

If to PhoneBrasil:

PhoneBrasil International Inc.

3001 PGA Boulevard, Suite 305

Palm Beach Gardens, Florida 33410

Email: rossdimaggio@mac.com

Attention: Ross DiMaggio, CEO

With a copy

(which shall not constitute notice) to:

Nason, Yeager, Gerson, Harris & Fumero, P.A.

3001 PGA Boulevard, Suite 305

Palm Beach Gardens, Florida 33410

E-mail: mharris@nasonyeager.com

Attention: Michael D. Harris, Esq.

With a copy

(which shall not constitute notice) to:

John Jadhon, Esq.

Barclay Damon LLP

1701 Genesee Street

Utica, NY 13501

Email: jjadhon@barclaydamon.com

or to such other address as any of them, by notice to the other may designate from time to time. Time shall be counted from the date of transmission. Each party shall provide five days’ prior written notice to the other party of any change in address.

If to a Shareholder: the address set forth on such Shareholder’s signature line.

14.03 Amendment and Waiver. The parties hereby may, by mutual agreement in writing signed by or on behalf of each party, amend this Agreement in any respect.  Any term or provision of this Agreement may be waived in writing signed by an authorized officer at any time by the party against which such waiver is to be charged, such waiver right shall include, but not be limited to, the right of either party to:

(a) Extend the time for the performance of any of the obligations of the other(s);

(b) Waive any inaccuracies in representations by the other(s) contained in this Agreement or in any document delivered pursuant hereto;

(c) Waive compliance by the other(s) with any of the covenants contained in this Agreement, and performance of any obligations by the other(s); and

(d) Waive the fulfillment of any condition that is precedent to the performance by the party so waiving of any of its obligations under this Agreement.

Any writing on the part of a party relating to such amendment, extension or waiver as provided in this Section 14.03 shall be valid if authorized or ratified by the Board of Directors of such party.

14.04 Remedies not Exclusive. No remedy conferred by any of the specific provisions of this Agreement is intended to be exclusive of any other remedy, and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise. The election of any one or more remedies by PhoneBrasil or Mikab shall not constitute a waiver of the right to pursue other available remedies.

14.05 Attorneys’ Fees. In the event a dispute arises with respect to this Agreement, the party prevailing in such dispute shall be entitled to recover all expenses, including, without limitation, reasonable attorneys’ fees and expenses, incurred in ascertaining such party’s rights, in preparing to enforce, or in enforcing such party’s rights under this Agreement, whether or not it was necessary for such party to institute suit.

14.06 Governing Law; Exclusive Jurisdiction. Any dispute in the meaning, effect or validity of this Agreement shall be resolved in accordance with the laws of the State of New Jersey without regard to the conflict of laws provisions thereof. The parties hereby expressly consent to the exclusive jurisdiction of the state and federal courts located in New York County, New York, for any lawsuit against either party arising from or related to this Agreement and no other jurisdiction.

14.07 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

14.08 Benefit. This Agreement shall be binding upon, and inure to the benefit of, the respective successors and assigns of PhoneBrasil and Mikab and its shareholders.

14.09 Entire Agreement. This Agreement and the schedules and exhibits attached hereto, represent the entire agreement of the undersigned regarding the subject matter hereof, and supersedes all prior written or oral understandings or agreements between the parties.

14.10 Captions and Section Headings. Captions and section headings used herein are for convenience only and shall not control or affect the meaning or construction of any provision of this Agreement.

14.11 Scrivener’s Errors. PhoneBrasil and Mikab shall have the right to amend the Agreement, upon mutual written consent, to correct any scrivener’s errors in the Agreement, provided that such amendment does not materially adversely affect the rights of the shareholders of the parties.

14.12 Force Majeure. PhoneBrasil and Mikab shall be excused from any delay in performance or for non-performance of any of the terms and conditions of this Agreement caused by any Force Majeure event. “Force Majeure” shall mean strikes, labor disputes, freight embargoes, quarantines, public health emergencies, or a declared state of emergency, interruption or failure in the Internet, telephone or other telecommunications service or related equipment, material interruption in the mail service or other means of communication within the United States, if PhoneBrasil or Mikab shall have sustained a material or substantial loss by fire, flood, accident, hurricane, earthquake, theft, sabotage, quarantine, public health emergencies, declared state of emergency or other calamity or malicious act, whether or not such loss shall have been insured, acts of God, outbreak or material escalation of hostilities or civil disturbances, national emergency or war (whether or not declared), or other calamity or crises including a terrorist act or acts affecting the United States as applicable, future laws, rules, regulations or acts of any Governmental Entity (including any lockdowns or orders arising from any pandemic), or any cause beyond the reasonable control of PhoneBrasil, or Mikab.

[Signature Page to Follow]

IN WITNESS WHEREOF, the parties have duly executed this Share Exchange Agreement as of the date first written above.

“PhoneBrasil”

PhoneBrasil International Inc.

By:
Name:	Ross DiMaggio
Title:	Chief Executive Officer

“Mikab”

Mikab Corporation

By:
Name:
Title:

“DR”

DR Shell, LLC

By:
Name:	Ross DiMaggio
Title:	Manager

[Signature Page to Share Exchange Agreement]

“Shareholders”

By:
Name:

By:
Name:

By:
Name:

By:
Name:

By:
Name:

By:
Name:

By:
Name:

By:
Name:

By:
Name:

[Signature Page to Share Exchange Agreement]